Exhibit 10.1

EXECUTION COPY

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated this 10th day of October, 2022, by and among Faraday Future Intelligent Electric Inc., a Delaware corporation with offices located at 18455 S. Figueroa Street, Gardena, CA 90248 (the “Company”), and the investors signatory hereto (collectively the “Holders”).

WHEREAS, the Holders beneficially own and hold the securities of the Company as set forth on Exhibit A hereto (the “Original Notes”) (capitalized terms not defined herein shall have the meaning as set forth in the Original Notes);

WHEREAS, each Holder desires to exchange (the “Exchange”) such aggregate principal amount of the Original Notes as set forth opposite such Holder’s name on Exhibit A attached hereto (the “Exchanging Securities”) for (x) such aggregate number of shares (the “Exchange Shares”) of Common Stock, par value $0.0001 (the “Common Stock”) as set forth opposite such Holder’s name on Exhibit A attached hereto, reflecting a price per share of Common Stock of $0.64, and the Company desires to convey the Exchange Shares in exchange for the Exchanging Securities and, all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holders shall no longer own any Exchanging Securities, and the Company shall cancel the certificate(s) and other physical documents evidencing the ownership of the Exchanging Securities.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Holders agrees to surrender to the Company the Exchanging Securities and, in exchange therefor, the Company shall convey to the Holders the Exchange Shares.

1.1 Closing. On the Closing Date (as defined below), the Company will convey and deliver (or cause to be conveyed and delivered) the Exchange Shares to each Holder by deposit/withdrawal at custodian in accordance with the instructions attached hereto as Schedule I, which Exchange Shares shall be issued without restricted legend and shall be freely tradable by such applicable Holder and each Holder will surrender to the Company the Exchanging Securities for cancellation and duly execute and, if requested by the Company, deliver to the Company a Rule 144 representation letter in a form reasonably acceptable to the Company (the “144 Rep letter”). The closing of the Exchange shall occur as on the date hereof, or as soon thereafter as the parties may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein.

1.2 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holders set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holders that:

2.1 Organization and Qualification. Except as set forth on Schedule 2.1, the Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any subsidiary is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Exchange Shares (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Exchange Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Exchange Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Exchange Shares. The issuance of the Exchange Shares by the Company is duly authorized and, upon conveyance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, rights, proxies, equity or other adverse claim thereto (collectively, “Liens”). The Exchange Shares shall not bear any restrictive legend and shall be freely tradeable by each Holder pursuant to and in accordance with Rule 144. The Exchange Shares shall not be required to bear any restrictive legend and shall be freely transferable by such applicable Holder pursuant to and in accordance with Rule 144 of the Securities Act (“Rule 144”), provided, for the avoidance of doubt, that such applicable Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Exchange Documents to which it is a party, the issuance of the Exchange Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Shares are being conveyed exclusively for the exchange of the Exchanging Securities and no other consideration has or will be paid for the Exchange Shares.

2.7 3(a)(9) Representation. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Shares to each Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Shares to be integrated with other offerings to the effect that the delivery of the Exchange Shares to each Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

2.8 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

2.9 [Reserved.]

2.10 [Reserved.]

2.11 Filings, Consents and Approvals. Other than as set forth on Schedule 2.11, or any filings required to be made with the SEC or any state securities commission, in connection with the transactions contemplated under this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

2.12 [Reserved.]

2.13 DTC Eligibility. The Company, through the Company’s transfer agent (the “Transfer Agent”), currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.14 [Reserved.]

2.15 Litigation. Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Exchange Documents or the Exchange Shares.

2.16 [Reserved.]

2.17 [Reserved.]

2.18 [Reserved.]

2.19 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Exchange Documents.

2.20 No Integrated Offering. Assuming the accuracy of the applicable Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.21 Acknowledgment Regarding Holder’ Exchange of the Exchanging Securities. To the knowledge of the Company each Holder is acting solely in the capacity of an arm’s length party with respect to the Exchange Documents and the transactions contemplated thereby.

Section 3. Representations and Warranties of each Holder. Each Holder represents and warrants to the Company, severally and not jointly, that:

3.1 Ownership of the Exchanging Securities. Such Holder is the legal and beneficial owner of the Exchanging Securities. Such Holder paid for the Exchanging Securities and has continuously held the Exchanging Securities since its purchase. Such Holder owns the Exchanging Securities outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.2 No Public Sale or Distribution. Such Holder is acquiring the Exchange Shares in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Exchange Shares, for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Exchanging Securities or the Exchange Shares.

3.3 Accredited Investor and Affiliate Status. Such Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than ten percent (10%) of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange and to acquire the Exchange Shares.

3.5 Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by such Holder. Such Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the Commission’s EDGAR site are available to such Holder, and such Holder has not relied on any statement of the Company not contained in such documents in connection with such Holder’s decision to enter into this Agreement and the Exchange.

3.6 Risk. Such Holder understands that its investment in the Exchange Shares involves a high degree of risk. Such Holder is able to bear the risk of an investment in the Exchange Shares including, without limitation, the risk of total loss of its investment. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the Exchange Shares.

3.8 Organization; Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.9 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Exchanging Securities) will not result in a violation of the organizational documents of such Holder.

3.10 Prior Investment Experience. Such Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Exchanging Securities and the Exchange Shares, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11 Tax Consequences. Such Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Exchange. Such Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. Such Holder acknowledges, understands and agrees that the Exchange Shares are being exchanged hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Holder with prior written notice thereof:

4.1 Delivery. Each Holder shall have delivered to the Company the Exchanging Securities.

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.3 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of each Holder contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Holders. The obligation of the Holders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holders’ sole benefit and may be waived by the Holders at any time in their sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect”;

5.3 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

5.3 No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, which, in each case, makes it impracticable to consummate the Exchange.

Section 6. Other Agreements between the Parties.

6.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Exchanging Securities in a manner that would require the registration under the Securities Act of the sale of the Exchange Shares or that would be integrated with the offer of the Exchange Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.2 Replacement of Securities. If any certificate or instrument evidencing any of the Exchange Shares is mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDERS EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between any Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail; or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The mailing addresses and email address for such communications shall be:

If to the Company:

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

E-Mail: brian.fritz@ff.com

If to a Holder:

ATW Partners Opportunities Management, LLC

17 State Street, 2100

New York, NY 10004

Attn: Antonio Ruiz-Gimenez

Email: aruizg@atwpartners.com

with copy to: notice@atwpartners.com

or to such other mailing address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Shares. Subject to its compliance with applicable federal and state securities laws, a Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be such Holder hereunder with respect to such assigned rights.

Section 15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 16. Survival of Representations. The representations and warranties of the Company and the Holders contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 17. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holders or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holders shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holders (which may be granted or withheld in the Holders’ sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of any Holder in any filing, announcement, release or otherwise.

Section 18. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, a non-accountable amount of $5,000 for fees incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby). In addition to, but not in limitation of, any other rights of the Holders hereunder, if (a) this Agreement or any of the Exchange Shares are placed in the hands of an attorney for collection of any indemnification or other obligation hereunder or thereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or any Holder otherwise takes action to collect amounts due under this Agreement or any of the Exchange Shares or to enforce the provisions of this Agreement or any of the Exchange Shares or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Agreement or any of the Exchange Shares, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

Section 19. Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Shares (collectively, the “Applicable Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Applicable Securities from time to time issuable under the terms of the Exchange Documents on such national securities exchange or automated quotation system. The Company shall use reasonable best efforts to maintain the Common Stock’s listing or authorization for quotation (as the case may be) on any one (or more) of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 19.

Section 20. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the applicable Exchange Shares may be tacked onto both the holding period of the corresponding applicable Original Note, and the Company agrees not to take a position contrary to this Section 21. The Company acknowledges and agrees that, subject to the Holder’s representations and warranties contained in this Agreement, the Exchange Shares shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.

Section 21. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Global CEO

[Company signature page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

THE HOLDERS:

FF AVENTURAS SPV XI, LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

FF ADVENTURES SPV XVIII LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

FF VENTURES SPV IX LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

FF VENTURAS SPV X LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

[Holder signature page to the Exchange Agreement]

Exhibit A

Table of Exchanging Securities and Exchange Shares

Holders	Security	Date	Outstanding Amount	Aggregate Exchanging Securities	Aggregate Exchange Shares to be Issued
FF Aventuras SPV XI, LLC	Original Issue Discount Convertible Note	August 10, 2021	$554,587	N/A	N/A
FF Venturas SPV X, LLC	Original Issue Discount Convertible Note	August 10, 2021	$891,302	N/A	N/A
FF Ventures SPV IX, LLC	Original Issue Discount Convertible Note	August 10, 2021	$1,241,220	N/A	N/A
FF Adventures SPV XVIII, LLC	Subordinated Intermediate Last Out Promissory Note	June 9, 2021	$4,012,180	$4,012,180	6,269,031